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                  REPLACEMENT CASH COLLATERAL ACCOUNT AGREEMENT,

                           dated as of October 14, 1999

                                       among

                                 AFS FUNDING CORP.,

                        FINANCIAL SECURITY ASSURANCE INC.,

       CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, as Administrative Agent,

                                       and

                      BANK ONE, N.A., as Collateral Agent


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
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                                TABLE OF CONTENTS

                                                                                                               PAGE

RECITALS              1

AGREEMENTS            1

ARTICLE I             DEFINITIONS................................................................................2

         Section 1.01.     Definitions...........................................................................2

ARTICLE II            REIMBURSEMENT AGREEMENT; DRAW LIMIT.......................................................10

         Section 2.01.     Agreement to Reimburse...............................................................10

         Section 2.02.     Priority of Other Loss Protection....................................................11

         Section 2.03.     RCCA Draw Limit......................................................................12

         Section 2.04.     Term of Reimbursement Obligation.....................................................12

         Section 2.05.     Recoveries...........................................................................13

ARTICLE III           SECURITY INTERESTS; THE COLLATERAL........................................................14

         Section 3.01.     Grant of Security Interest by the Seller.............................................14

         Section 3.02.     Perfection...........................................................................14

         Section 3.03.     The Seller Remains Liable............................................................15

         Section 3.04.     Security Intermediary................................................................15

         Section 3.05.     Maintenance of Collateral............................................................16

         Section 3.06.     Termination and Release of Rights....................................................16

ARTICLE IV            REPLACEMENT CASH COLLATERAL ACCOUNTS......................................................17

         Section 4.01.     Establishment of RCCAs, Initial Deposits into RCCAs..................................17

         Section 4.02.     Investments..........................................................................18

         Section 4.03.     Distributions; Priority of Payments..................................................19

         Section 4.04.     General Provisions Regarding RCCAs...................................................19

         Section 4.05.     Reports by the Collateral Agent......................................................20

         Section 4.06.     RCCA Supplements.....................................................................20

ARTICLE V             THE COLLATERAL AGENT......................................................................20

         Section 5.01.     Appointment and Powers...............................................................21

         Section 5.02.     Performance of Duties................................................................21

         Section 5.03.     Limitation on Liability..............................................................21

         Section 5.04.     Reliance upon Documents..............................................................22

         Section 5.05.     Successor Collateral Agent...........................................................22


                                                        i


                                              TABLE OF CONTENTS
                                                 (CONTINUED)

                                                                                                               PAGE

         Section 5.06.     Indemnification......................................................................23

         Section 5.07.     Compensation and Reimbursement.......................................................24

         Section 5.08.     Representations and Warranties of Bank One...........................................24

         Section 5.09.     Waiver of Setoffs....................................................................24

         Section 5.10.     Control by Financial Security........................................................25

ARTICLE VI            COVENANTS OF THE SELLER...................................................................25

         Section 6.01.     Preservation of Collateral...........................................................25

         Section 6.02.     Opinions as to Collateral............................................................25

         Section 6.03.     Waiver of Stay or Extension Laws; Marshaling of Assets...............................26

         Section 6.04.     Noninterference, etc.................................................................26

         Section 6.05.     Seller Changes.......................................................................26

ARTICLE VII           REMEDIES UPON DEFAULT.....................................................................27

         Section 7.01.     Remedies upon a Foreclosure Event of Default.........................................27

         Section 7.02.     Waiver of Default....................................................................27

         Section 7.03.     Restoration of Rights and Remedies...................................................27

         Section 7.04.     No Remedy Exclusive..................................................................27

ARTICLE VIII          MISCELLANEOUS.............................................................................28

         Section 8.01.     Further Assurances...................................................................28

         Section 8.02.     Waiver...............................................................................28

         Section 8.03.     Amendments, Waivers..................................................................28

         Section 8.04.     Severability.........................................................................28

         Section 8.05.     Notices..............................................................................28

         Section 8.06.     Term of this Agreement...............................................................30

         Section 8.07.     Assignments: Third-Party Rights; Reinsurance.........................................30

         Section 8.08.     Consent of Financial Security........................................................31

         Section 8.09.     Trial by Jury Waived.................................................................31

         Section 8.10.     Governing Law........................................................................31

         Section 8.11.     Consents to Jurisdiction.............................................................31

         Section 8.12.     Counterparts.........................................................................32

         Section 8.13.     Headings.............................................................................32


                                                        ii

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                                              TABLE OF CONTENTS
                                                 (CONTINUED)

                                                                                                               PAGE

         Section 8.14.     Notices to Administrative Agent......................................................32

         Section 8.15.     Disclaimer of Fiduciary Duty.........................................................32

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                                                        iii

         REPLACEMENT CASH COLLATERAL ACCOUNT AGREEMENT, dated as of October 14, 1999 (the "AGREEMENT"), by and among FINANCIAL SECURITY ASSURANCE INC., a New York stock insurance company ("FINANCIAL SECURITY"), AFS FUNDING CORP., a Nevada corporation (the "SELLER"), CREDIT SUISSE FIRST BOSTON, NEW YORK
BRANCH, as agent for the Lenders party to the Credit Agreement referred to below (in such capacity, the "ADMINISTRATIVE AGENT"), and BANK ONE, N.A., a national banking association ("BANK ONE"), as Collateral Agent (together with its successors in such capacity, the "COLLATERAL AGENT").

                                    RECITALS
                                    --------

         1. The Seller has requested that Financial Security issue the Series 1999-D Policy to the related Trustee to guarantee payment of the Scheduled Payments (as defined in such Policy) in respect of the Series 1999-D Notes.

         2. It is contemplated that the Seller may sell additional pools of receivables to issuers other than the Series 1999-D Issuer, and that any such issuer may issue additional series of notes or certificates and that Financial Security in its discretion may issue additional Policies with respect to certain guaranteed distributions on the corresponding additional Series of notes or certificates.

         3. As a condition to issuing the Series 1999-D Policy, Financial Security has required, and as a condition to issuing future Policies, Financial Security may require, that the Seller deposit cash (each an "INITIAL SPREAD ACCOUNT DEPOSIT", and collectively, the "INITIAL SPREAD ACCOUNT DEPOSITS") in a spread account (each a "SPREAD ACCOUNT", and collectively, the "SPREAD ACCOUNTS") maintained with the related Trustee.

         4. In order to reduce the amount which the Seller is obligated to advance as an Initial Spread Account Deposit with respect to the Series 1999-D Notes and certain future series of notes or certificates with respect to which RCCAs (as hereinafter defined) are established, the Seller intends to deposit certain moneys on or about the closing date for each such Series (each a "RCCA DEPOSIT", and collectively, the "RCCA DEPOSITS") in a cash collateral account (each, an "RCCA", and collectively, the "RCCAS") established hereunder to provide credit support to Financial Security.

         5. Pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Seller, AmeriCredit Financial Services Inc., a Delaware corporation, AmeriCredit Corp., a Texas corporation, AmeriCredit Management Company, a Delaware corporation, Bankers Trust Company, as lender collateral agent, the Lenders parties thereto, and the Administrative Agent, the Lenders shall finance the Series 1999-D RCCA Deposit, and from time to time hereafter shall finance future RCCA Deposits, by making advances to the Seller.

                                   AGREEMENTS
                                   ----------

         In consideration of the premises, and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. DEFINITIONS. (a) The term "RELATED" is used herein to mean entities, documents, obligations, assets and other matters pertaining to the same Series (as defined below) of AmeriCredit Notes (as defined below).
Any capitalized term used herein but not defined herein shall have the meaning given to such term in the Subordination Agreement (as defined below) or, if not defined therein shall have the meaning with respect to any AmeriCredit Notes issued under an Indenture, a Pooling and Servicing
Agreement or other agreement, given to such term in such Indenture (and the related Sale and Servicing Agreement), such Pooling and Servicing Agreement or such other agreement, as applicable, or, if not defined in such issuing agreement, shall have the meaning given to such term in the Spread Account Agreement (as defined below) or the Series Supplement (as defined below). The terms "HEREOF," "HEREIN" or "HEREUNDER," unless otherwise modified by more specific reference, shall refer to this Agreement in its entirety. Unless otherwise indicated in context, the terms "ARTICLE," "SECTION," "APPENDIX," "EXHIBIT" or "ANNEX" shall refer to an Article or Section of, or Appendix, Exhibit or Annex to, this Agreement. The definition of a term shall include the singular, the plural, the past, the present, the future, the active and the passive forms of such term; PROVIDED that each term that is defined differently with respect to one or more specific Series of AmeriCredit Notes, shall have the separate meanings applicable with respect to each Series of AmeriCredit Notes.

         (b) The following terms shall have the following respective meanings:

         "ADMINISTRATIVE AGENT" has the meaning specified in the preamble.

         "AMERICREDIT NOTES" means the Notes and the Other AmeriCredit Notes, collectively.

         "AMERICREDIT POLICIES" means the Policies and the Other AmeriCredit Policies, collectively.

         "AMERICREDIT POLICY" means any of the Policies and the Other AmeriCredit Policies.

         "AUTHORIZED OFFICER" means, (i) with respect to Financial Security, the Chairman of the Board, the President, the Executive Vice President, the Chief Operating Officer, the Chief Executive Officer or any Managing Director of Financial Security, (ii) with respect to the Collateral Agent and the Administrative Agent, any Vice President, Authorized Signer or Trust Officer thereof, and (iii) with respect to the Seller, the President, CFO, Treasurer or any Vice President thereof.

         "BANK ONE" means Bank One, NA, a national banking association and its successors.

         "CLAIM" means any amount payable by Financial Security under any of the AmeriCredit Policies. "CLAIM" shall not include any amount expressly excluded from the definition of "LOSS EXPENSES."

         "COLLATERAL" means collectively all collateral pledged under Section
3.01 of this Agreement.

         "COLLATERAL AGENT" means Bank One (and any other Person designated as "COLLATERAL AGENT" with respect to a Series pursuant to an RCCA Supplement) in its capacity as collateral agent on behalf of Financial Security and as agent for the Lender Collateral Agent pursuant to Section
8.15 until a successor Person shall have become a Collateral Agent pursuant to Section 5.05(d) hereof, and thereafter "COLLATERAL AGENT" shall also mean such successor Person.

         "DISTRIBUTION DATE" means the fifth day of each calendar month, or, if such day is not a Business Day, the immediately following Business Day; PROVIDED, that such day shall in no event be earlier than the third Business Day of such calendar month.

         "DRAW LIMIT" has the meaning set forth in Section 2.03.

         "EFFECTIVE DATE" means, with respect to any RCCA or any reinsurance, the earliest date upon which such RCCA or such reinsurance could be drawn in accordance with its terms, which shall be the earliest date upon which the related Policy could be drawn in accordance with its terms, unless expressly provided otherwise.

         "ELIGIBLE ACCOUNT" means a segregated trust account that (i) is either (x) maintained with a depository institution or trust company the long-term unsecured debt obligations of which are rated "AA" or higher by Standard & Poor's and "Aa2" or higher by Moody's, or (y) maintained with a depository institution or trust company the commercial paper or other short-term unsecured debt obligations of which are rated "A-1+" by Standard & Poor's and "P-1" by Moody's and (ii) in either case, such depository institution or trust company shall have been specifically approved by Financial Security, acting in its discretion, by written notice to the Collateral Agent.

         "ELIGIBLE INVESTMENTS" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered from which evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits that are fully insured by the Federal Deposit Insurance Corporation, time deposits (whether or not insured by the Federal Deposit Insurance Corporation) or certificates of deposit that are fully insured by the Federal Deposit Insurance Corporation of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligations referred to in clause (a) above or portion of such obligations for the benefit of the holders of such depository receipts); PROVIDED, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1 and from Moody's of P-1;

                  (c) commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's A-1 and from Moody's of P-1;

                  (d) investments in money market funds having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa;

                  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof of obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and

                  (g) any other investment which has been approved by the Administrative Agent (to the extent Borrowings are outstanding under the Credit Agreement) and Financial Security.

         "EXCESS" means, with respect to any Loss Protection and any other Loss Protection, that such Loss Protection shall not be drawn upon, paid, deducted from or otherwise applied to obligations, losses or potential losses, until such other Loss Protection has been fully drawn, fully paid, deducted in full or otherwise fully applied to obligations, losses or potential losses and, with respect to any specified source of Indemnification, that such Loss Protection shall be fully indemnified or otherwise made whole under the terms of such Loss Protection from such source of Indemnification before any reimbursement, indemnification, repayment or recovery from such source of Indemnification is paid or applied to such other Loss Protection.

         "FINAL TERMINATION DATE" means, with respect to any Series, the date that is the later of (i) the Insurer Termination Date with respect to such Series and (ii) the Lender Termination Date with respect to such Series.

         "FINANCIAL SECURITY" means Financial Security Assurance Inc., a New York stock insurance company.

         "FINANCIAL SECURITY DEFAULT" means, with respect to any Series, any one of the following events shall have occurred and be continuing:

                  (a) Financial Security shall have failed to make a payment required under a related Policy in accordance with its terms;

                  (b) Financial Security shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization,
         (ii) made a general assignment for the benefit of its creditors, or
         (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law, or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for Financial Security or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of Financial Security (or the taking of possession of all or any material portion of the property of Financial Security).

         "FORECLOSURE EVENT OF DEFAULT" means, at any time, any default in the satisfaction of Insurer Secured Obligations.

         "INDEMNIFICATION" means, with respect to any Loss Protection, indemnification, reimbursement, repayment, recovery or any other right of the provider of such Loss Protection to be made whole and held harmless in respect of its obligations under such Loss Protection.

         "INDENTURE" means, with respect to Series 1999-D, the Series 1999-D Indenture, and for each other Series, the Indenture related to such Series.

         "INSURANCE AGREEMENT" means, with respect to any Series, the Insurance and Indemnity Agreement among Financial Security, AFS, the Seller and the related Issuer, if any, for such Series, pursuant to which Financial Security issued a Policy.

         "INSURANCE AGREEMENT EVENT OF DEFAULT" in respect of any AmeriCredit Notes has the meaning provided in the Underlying Transaction Documents for such AmeriCredit Notes.

         "INSURER SECURED OBLIGATION" means the right of Financial Security to withdraw funds from the RCCAs pursuant to Section 2.01.

         "INSURER TERMINATION DATE" means, with respect to any Series, the date, determined pursuant to Section 2.04, on which the related RCCA may no longer be drawn on pursuant to Section 2.01.

         "LENDER SECURED OBLIGATIONS" means all amounts and obligations which the Seller may at any time owe to or on behalf of the Lenders or the Administrative Agent under the Credit Agreement.

         "LENDER SECURITY AGREEMENT" means the Security and Collateral Agent Agreement, dated as of the date hereof, among the Seller, the Servicer, the Administrative Agent, and the Lender Collateral Agent, as the same may from time to time be amended, supplemented or otherwise modified.

         "LENDER TERMINATION DATE" means, with respect to any Series, the date on which the Lenders and the Administrative Agent shall have received payment and performance in full

(excluding any payment from Credit Support Providers (as defined in the Credit Agreement)) of all Lender Secured Obligations with respect to monies used to fund the RCCA with respect to such Series.

         "LIEN" means, as applied to the property or assets (or the income, proceeds, products, rents or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind; or (b) any arrangement, express or implied, under which such property or assets (and/or such income, proceeds, products, rents or profits) are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

         "LOSS EXPENSES" means court costs, interest upon judgments, and allocated investigation, adjustment and legal expenses, including expenses related to the workout of a potential loss or the protection and perfection of any subrogation or salvage rights or security interest under an AmeriCredit Policy. "LOSS EXPENSES" shall not include (a) salaries paid to employees of Financial Security, (b) awards or judgments against Financial Security occasioned by failure of Financial Security to settle a claim or make payment under an AmeriCredit Policy, when such failure arises from bad faith, negligence or misconduct on the part of Financial Security or any agent or employee of Financial Security or (c) liability of Financial Security, arising by contract, operation of law or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund, including any guaranty fund, association, pool, plan or other facility that provides for the assessment of, payment by or assumption by Financial Security of a part or the whole of any claim, debt, charge, fee or other obligation of any insurer, or its successor or assigns, that has been declared insolvent by any authority having jurisdiction, or which is otherwise unable to meet any claim, debt, charge, fee or other obligation in whole or in part. "LOSS EXPENSES" shall include reasonably incurred expenses paid by Financial Security to Transaction Services Corporation, an affiliate of Financial Security; PROVIDED that such expenses are allocated to the related AmeriCredit Policy on a cost basis.

         "LOSS PROTECTION" means any reinsurance, any source of reimbursement or indemnity, any guaranty, surety bond, letter of credit, cash collateral account, spread account or other pledged account, any subordinate security or other subordinate interest, any other credit enhancement and any other agreement or accommodation that has the effect, directly or indirectly, of protecting Financial Security from incurring a loss with respect to Financial Security's obligations under any Policy.

         "NOTES" means the asset-backed notes and asset-backed certificates, issued by AmeriCredit Automobile Receivables Trust 1999-D and any asset-backed notes or certificates issued by any "AMERICREDIT AUTOMOBILE RECEIVABLES TRUST" with a Series designation indicating issuance after Series 1999-D that are:

                           (i)      insured by Financial Security;

                           (ii) have Loss Protection in the form of an RCCA
                  established under this Agreement; and

                           (iii) have Loss Protection in the form of a Spread
                  Account that is subject to the cross-collateralization provisions of the Spread Account Agreement.

         "OC AMOUNT" means, with respect to any RCCA, the OC Level, if any, for the related Notes times the sum of the Aggregate Principal Balance and the Pre-Funded Amount, if any, for the related Notes.

         "OTHER AMERICREDIT NOTES" means asset-backed notes and asset-backed certificates whether issued before or after any Notes, issued by an AmeriCredit Automobile Receivables Trust listed on Schedule I hereto or by any other owner trust, business trust, grantor trust or any other special-purpose entity formed by the Seller as the issuer in a securitization sponsored by the Seller that are:

                           (i)   insured by Financial Security;

                           (ii) do not have Loss Protection in the form of an RCCA established under this Agreement; and

                           (iii) have Loss Protection in the form of a Spread
                  Account that is subject to the cross-collateralization provisions of the Spread Account Agreement.

         "OTHER AMERICREDIT POLICIES" means Financial Guaranty Insurance Policies issued by Financial Security with respect to a Series of Other AmeriCredit Notes for which no RCCA has been established.

         "OPINION OF COUNSEL" means a written opinion of counsel, acceptable as to form and substance, and reasonably acceptable as to issuing counsel, to Financial Security.

         "POLICY" means any Financial Guaranty Insurance Policy issued by Financial Security with respect to a Series of Notes for which the Seller has established an RCCA hereunder.

         "POLICY PAYMENTS" shall mean Claims and Loss Expenses payments, collectively.

         "POOLING AND SERVICING AGREEMENT" means, for each Series created pursuant to a Pooling and Servicing Agreement, the Pooling and Servicing Agreement related to such Series.

         "QUALIFIED SUBSEQUENT REINSURANCE" means (i) any Spread Account Replacement Reinsurance, as defined in clause (i) of the definition thereof, having a limit of liability, scope of coverage and other terms substantially the same in all material respects as the corresponding terms of the RCCAs under Article II of this Agreement and (ii) any Spread Account Replacement Reinsurance, as defined in clause (ii) of the definition thereof, which amortizes and terminates on the same basis as cash would have been released from the related Spread Account had the cash not been replaced in such Spread Account.

         "RCCA" has the meaning set forth in the recitals.

         "RCCA AGENT" means Bank One, N.A.

         "RCCA ACCOUNT COLLATERAL" means all of the following:

                           (i) Each RCCA established pursuant to the RCCA
                  Agreement and all funds held in such RCCA and all certificates and instruments, if any, from time to time representing or evidencing such RCCA or such funds;

                           (ii) all investments from time to time of amounts in
                  each RCCA established pursuant to the RCCA Agreement, and all certificates and instruments, if any, from time to time representing or evidencing such investments;

                           (iii) all notes, certificates of deposit and other
                  instruments from time to time delivered to or otherwise possessed by the RCCA Agent or any Secured Party or any assignee or agent on behalf of the RCCA Agent or any Secured Party in substitution for or in addition to any of the then existing RCCA Account Collateral, and

                           (iv) all interest, dividends, cash, instruments and
                  other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing RCCA Account Collateral.

         "RCCA DEPOSIT" has the meaning set forth in the recitals.

         "RCCA ELIGIBLE INVESTMENTS" means Eligible Investments held by the Collateral Agent in an RCCA and with respect to which the Collateral Agent has taken Delivery. Any such RCCA Eligible Investment may be purchased by or through the Collateral Agent or any of its affiliates.

         "RCCA SUPPLEMENT" has the meaning set forth in Section 4.06.

         "REQUISITE AMOUNT" shall mean, with respect to any Series, (i) on the Closing Date, the amount of the Spread Account Initial Deposit, and with respect to any Determination Date occurring during the Funding Period, the sum of the amount of the Spread Account Initial Deposit and the amount of the Subsequent Spread Account Deposits, if any, on such Determination Date (taking into account any Subsequent Spread Account Deposit transferred to the such Spread Account on or prior to the related Distribution Date); PROVIDED, HOWEVER, that the Requisite Amount shall mean (A) if a Trigger Event shall exist as of such Determination Date and no Insurance Agreement Event of Default shall have occurred as of such Determination Date, 15% (or such lower percentage as may be provided for in the related Series Supplement) of the sum of the Aggregate Principal Balance and the Pre-Funded Amount, if any, with respect to such Determination Date; or (B) if an Insurance Agreement Event of Default shall have occurred as of such Determination Date, an unlimited amount, and (ii) with respect to any Distribution Date thereafter, the greater of (1) the Floor Amount; and (2)(A) if no Trigger Event shall exist as of the related Determination Date, and no Insurance Agreement Event of Default shall have occurred as of such Determination Date, (I) if the OC Level is less than 10% (or such lower percentage as may be provided for in the related Series Supplement), the Spread Account Initial Deposit with respect to such Determination Date, and (II) if the OC Level is equal to or greater than 10% (or such lower percentage as may be provided for in the related Series Supplement), the percentage equal to the excess of 13% (or such lower percentage as may be provided for in the related Series Supplement) over the OC Level for such Determination Date of the Aggregate Principal Balance with respect to such Determination Date (B) if a Trigger Event shall exist as of such Determination Date and no Insurance Agreement Event of Default shall have occurred as of such Determination Date, 15% (or such lower percentage as may be provided for in the related Series Supplement) of the sum of the Aggregate Principal Balance and the Pre-Funded Amount, if any, with respect to such Determination Date; or (C) if an Insurance Agreement Event of Default shall have occurred as of such Determination Date, an unlimited amount.

         "SALE AND SERVICING AGREEMENT" means, with respect to Series 1999-D, the Series 1999-D Sale and Servicing Agreement and, for each other Series issued pursuant to an Indenture, the Sale and Servicing Agreement related to such Series.

         "SECURED OBLIGATIONS" means, with respect to each Series, the Insurer Secured Obligations with respect to such Series.

         "SECURITY ACCOUNT" has the meaning set forth in Section 8-501(a) of Revised Article 8.

         "SECURITY INTERESTS" means the security interests and Liens in the Collateral granted pursuant to Section 3.01 hereof.

         "SERIES" means any AmeriCredit Notes issued by the same issuer on the same Closing Date and having the same series designation.

          "SERIES 1999-D INDENTURE" means the Indenture dated as of October 25, 1999, between AmeriCredit Automobile Receivables Trust 1999-D and Bank One, as Trustee and Trust Collateral Agent.

         "SERIES 1999-D ISSUER" means AmeriCredit Automobile Receivable Trust 1999-D.

         "SERIES 1999-D NOTES" means the Notes issued pursuant to the Series 1999-D Indenture.

         "SERIES 1999-D POLICY" means the Policy issued by Financial Security with respect to the Series 1999-D Notes.

         "SERIES 1999-D RCCA" means the account established at the office of Bank One, Columbus, Ohio, designated "AFS FUNDING SERIES 1999-D REPLACEMENT CASH COLLATERAL ACCOUNT, ACCOUNT NUMBER 6800047200" or such other substitute account as Financial Security may designate from time to time pursuant to
Article 4.

         "SERIES SUPPLEMENT" means the supplement to the Spread Account Agreement entered into with respect to a Series of AmeriCredit Notes.

         "SPREAD ACCOUNT" means with respect to a Series, the account established with respect to such Series in accordance with Section 3.01(a) of the Spread Account Agreement.

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

          "SPREAD ACCOUNT AGREEMENT" means the Spread Account Agreement, dated as of December 1, 1994, as amended and restated as of May 11, 1998, as amended as of October 25, 1999, by and among Financial Security, the Seller, La Salle National Bank, in its capacities as Trustee and Collateral Agent with respect to certain Series of AmeriCredit Notes as specified therein, Harris Trust and Savings Bank, in its capacities as Trustee and Collateral Agent with respect to certain Series of AmeriCredit Notes as specified therein, and Bank One, N.A. ("BANK ONE"), in its capacities as Trustee and Collateral Agent with respect to certain Series of AmeriCredit Notes as specified therein.

         "SPREAD ACCOUNT CAP" shall mean, with respect to any RCCA, the lesser of (a) the sum of the Requisite Amount and the OC Amount, if any, with respect to the related Notes, or (b) 13% (25%, if a Trigger Event shall have occurred and be continuing) of the sum of the Aggregate Principal Balance and the Pre-Funded Amount, if any, with respect to the related Notes.

         "SPREAD ACCOUNT REPLACEMENT REINSURANCE" means any policy of reinsurance issued by a third party insurance company for the benefit of Financial Security (i) which permits the amount of the initial deposit to a Spread Account to be less than that which would have otherwise been required by Financial Security in connection with the issuance of the related Series in the absence of such policy (for example, in connection with AmeriCredit Automobile Receivables Trust 1999-C in which Financial Security's requirement for initial first loss protection was 8% of the sum of the Aggregate Principal Balance and the Pre-Funded Amount, reinsurance obtained in the amount of 5% of such sum reduced the initial deposit to the Spread Account from 8% of such sum to 3% of such sum) or (ii) which is in the form of recourse reduction reinsurance (I.E., substitution of reinsurance for cash currently on deposit in one or more spread accounts for any Series of AmeriCredit Notes) that has terms (other than pricing terms) substantially the same as the recourse reduction reinsurance in force on the date of this Agreement.

         "STANDARD TERMINATION DATE" has the meaning specified in Section 2.04.

         "SUBSEQUENT REINSURANCE" means with respect to any RCCA, any Spread Account Replacement Reinsurance and any other RCCA for the AmeriCredit Policies if such Spread Account Replacement Reinsurance or such other RCCA has an Effective Date after the Effective Date of such RCCA without giving effect to any termination, cancellation or reduction (except pursuant to the last sentence of Section 2.04) by Financial Security of such Spread Account Replacement Reinsurance or other RCCA or to any default by any insurer in respect of its obligations with respect to any such Spread Account Replacement Reinsurance.

         "SUBORDINATION AGREEMENT" means the Subordination and Intercreditor Agreement, dated as of October 19, 1999 among the Seller, AFS Funding Trust, the AmeriCredit 1996-C Trust, the AmeriCredit 1996-D Trust, the AmeriCredit 1997-A Trust, the AmeriCredit 1997-B Trust, the AmeriCredit 1997-C Trust, the AmeriCredit 1997-D Trust, the AmeriCredit 1998-A Trust, the AmeriCredit 1998-B Trust, the AmeriCredit 1998-C Trust, the AmeriCredit 1998-D Trust, the AmeriCredit 1999-A Trust, the AmeriCredit 1999-B Trust, the AmeriCredit 1999-C Trust, AmeriCredit Financial Services, Inc., AmeriCredit Management Company, AmeriCredit Corp., Bankers Trust Company, not in its individual capacity, but solely in its capacity as Lender Collateral Agent, Bankers Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee, Credit Suisse First Boston, acting through its New York branch, in its capacity as Administrative Agent, those Lenders from time to time party the Credit Agreement, Financial Security, Harris Trust and Savings Bank, La Salle National Bank, and Bank One N.A. (in their capacity as "COLLATERAL AGENT" under that certain Spread Account Agreement dated as of December 1, 1994, as amended and restated May 11, 1998, and such other entities as may be designated as "COLLATERAL AGENTS" under the Underlying Transaction Documents or the Spread Account Agreement, together with their respective successors or assigns, if any.)

         "TRUSTEE" means (A) with respect to any Series created pursuant to a Pooling and Servicing Agreement, the Trustee named in such Pooling and Servicing Agreement, or (B) with respect to any Series issued pursuant to an Indenture, the Trust Collateral Agent named in such Indenture.

         "UNDERLYING TRANSACTIONS" when used in the singular, any of, and when used in the plural, all of, the transactions contemplated by each of the 1996-C Insurance and Indemnity Agreement, the 1996-D Insurance and Indemnity Agreement, the 1997-A Insurance and Indemnity Agreement, the 1997-B Insurance and Indemnity Agreement, the 1997-C Insurance and Indemnity Agreement, the 1997-D Insurance and Indemnity Agreement, the 1998-A Insurance and Indemnity Agreement, the 1998-B Insurance and Indemnity Agreement, the 1998-C Insurance and Indemnity Agreement, 1998-D Insurance and Indemnity Agreement, the 1999-A Insurance and Indemnity Agreement, the 1999-B Insurance and Indemnity Agreement, the 1999-C Insurance and Indemnity Agreement, the 1999-D Insurance and Indemnity Agreement, the 1996-C Sale and Servicing Agreement, the 1996-D Sale and Servicing Agreement, the 1997-A Sale and Servicing Agreement, the 1997-B Sale and Servicing Agreement, the 1997-C Sale and Servicing Agreement, the 1997-D Sale and Servicing Agreement, 1998-A Sale and Servicing Agreement, the 1998-B Sale and Servicing Agreement, the 1998-C Sale and Servicing Agreement, 1998-D Sale and Servicing Agreement, the 1999-A Sale and Servicing Agreement, the 1999-B Sale and Servicing Agreement, the 1999-C Sale and Servicing Agreement, the 1999-D Sale and Servicing Agreement, each insurance and indemnity agreement and each sale and servicing agreement entered into in connection with a spread account which is subject to the Spread Account Agreement and all other transactions anticipated by the documents executed in connection with any of the foregoing.

         "UNDERLYING TRANSACTION DOCUMENTS" the agreement, contracts, documents, amendments, consents, instruments, certificates and other papers executed in connection with each Underlying Transaction.

         "UNIFORM COMMERCIAL CODE" or "UCC" means the Uniform Commercial Code in effect in the relevant jurisdiction, as the same may be amended from time to time.

                                   ARTICLE II

                       REIMBURSEMENT AGREEMENT; DRAW LIMIT

         Section 2.01. AGREEMENT TO REIMBURSE. (a) The Seller hereby agrees with respect to each RCCA that if Financial Security will make a Policy Payment under the related Policy on any Insured Distribution Date then, at any time on or after the Business Day prior to the Distribution Date preceding such Insured Distribution Date, Financial Security shall have the right to withdraw monies from such RCCA in an amount not exceeding the lesser of the amount of such Policy Payment and the amount on deposit in such RCCA, either for the purpose of making such Policy Payment or as reimbursement for making such Policy Payment. Financial Security agrees that it shall first apply amounts available (including, with respect to Subsequent Reinsurance, amounts deemed available in accordance with the definition thereof), if any, from the following sources to make such Policy Payment:

                           (i) to the extent available pursuant to the Spread
                  Account Agreement, the Spread Accounts for the related Notes and the AmeriCredit Notes other than the related Notes; or

                           (ii) Subsequent Reinsurance.

                  (b) The Seller hereby further agrees with respect to each RCCA that if Financial Security will make a Policy Payment under any AmeriCredit Policy other than the related Policy on any Insured Distribution Date then, at any time on or after the Business Day prior to the Distribution Date preceding such Insured Distribution Date, Financial Security shall have the right to withdraw monies from such RCCA in an amount not exceeding the lesser of the amount of such Policy Payment and the amount on deposit in such RCCA, either for the purpose of making such Policy Payment or reimbursement for making such Policy Payment. Financial Security agrees that it shall first apply amounts available (including, with respect to Subsequent Reinsurance, amounts deemed available in accordance with the definition thereof), if any, from the following sources to make such Policy Payment:

                           (i) to the extent available pursuant to the Spread
                  Account Agreement, the Spread Accounts for the related Notes and the AmeriCredit Notes other than the related Notes; or

                           (ii) Subsequent Reinsurance.

                  (c) Financial Security shall redeposit into an RCCA any amount withdrawn therefrom pursuant to this Section 2.01 if such amount is not applied to make the Policy Payment with respect to which it was drawn or to reimburse Financial Security with respect thereto within five Business Days after the date such Policy Payment was due together with the investment earnings on such amount, if any.

         Section 2.02. PRIORITY OF OTHER LOSS PROTECTION. With respect to any RCCA, all reinsurance of the AmeriCredit Policies shall be Excess of Financial Security's Loss Protection provided by such RCCA and shall be for the benefit solely of Financial Security, except that the Loss Protection provided by such RCCA shall be Excess of any reinsurance that constitutes Subsequent Reinsurance (including, with respect to Subsequent Reinsurance, amounts deemed available in accordance with the definition thereof). With respect to any RCCA, all other RCCAs previously established shall be Excess of Financial Security's Loss Protection provided by such RCCA and shall be solely for the benefit of Financial Security and the Loss Protection provided by such RCCA shall be Excess of any other RCCA that constitutes Subsequent Reinsurance. Except as provided in the two preceding sentences or as expressly otherwise provided with respect to any Series of Notes (with the written agreement of the parties to the Transaction Documents), any RCCA shall be Excess of all other Loss Protection for any Series of Notes, including subordinate tranches of securities not insured by Financial Security. Financial Security covenants and agrees that, before entering into any agreement for Spread Account Replacement Reinsurance with respect to any AmeriCredit Policy, Financial Security will provide written notice to the Administrative Agent as to whether such Spread Account Replacement Reinsurance is or is not Qualified Subsequent Reinsurance.

         Section 2.03. RCCA DRAW LIMIT. (a) On the Effective Date of each RCCA, the aggregate amount that may be withdrawn from such RCCA pursuant to
Section 2.01 (the "DRAW LIMIT") shall equal the amount on deposit in such RCCA (or such lesser amount designated by Financial Security in its sole and absolute discretion).

                  (b) The Draw Limit with respect to each RCCA shall, after the Effective Date, be reduced dollar-for-dollar:

                           (i) on each Distribution Date with respect to the
                  related Notes (after the Funding Period, if any), so long as no Insurance Agreement Event of Default exists with respect to any of the AmeriCredit Notes, to the extent, if any, that (A) the sum of (1) the amount in the Spread Account for such related Notes, (2) the OC Amount, if any, and (3) the Draw Limit for such RCCA on the preceding Distribution Date exceeds
                  (B) the Spread Account Cap, after giving effect to all deposits to and withdrawals from the Spread Account for such related Notes and payments of principal of such related Notes in respect of such Distribution Date; PROVIDED that reduction of the Draw Limit shall resume if and when no Insurance Agreement Event of Default shall be continuing (due to waiver or otherwise); and

                           (ii) for withdrawals under Section 2.01 hereof.

                  (c) The Draw Limit for any RCCA shall be reinstated dollar-for-dollar to the extent of reimbursement of withdrawals from such RCCA, but not in excess of the Draw Limit as reduced pursuant to clause (i) of the preceding paragraph (b). Any reduction in a Draw Limit shall be final and shall not be subject to reinstatement except as provided in the preceding sentence, and the amount of reinstatement shall be the amount of such reimbursement, net of any interest. For purposes of such reinstatement, reimbursement of withdrawals from any RCCA shall include only recoveries in respect of the Policy Payments for which the withdrawals were made and the amount of interest deducted shall include only interest actually paid to Financial Security as provided in the related Insurance and Indemnity Agreement in respect of such Policy Payments.

         Section 2.04. TERM OF REIMBURSEMENT OBLIGATION. The amounts on deposit in each RCCA shall be available to be drawn by Financial Security pursuant to Section 2.01 until:

                           (i) if no Insurance Agreement Event of Default or
                  Trigger Event exists with respect to any of the AmeriCredit Notes, the date (the "STANDARD TERMINATION DATE") of the earliest to occur of (A) the expiration of Financial

                  Security's liability under the related Policy and (B) the Draw Limit with respect to such RCCA is equal to zero;

                           (ii) if an Insurance Agreement Event of Default or
                  Trigger Event exists with respect to any of the AmeriCredit Notes and the Standard Termination Date has not yet occurred, the later of (A) the Standard Termination Date and (B) the earlier of (1) the date on which no Insurance Agreement Event of Default or Trigger Event shall be continuing (due to waiver, cure or otherwise) with respect to any of the AmeriCredit Notes or (2) the expiration of all of the AmeriCredit Policies outstanding at the date of the first to occur of such Insurance Agreement Event of Default or Trigger Event; PROVIDED that (a) the aggregate Draw Limit for all RCCAs under this Agreement thereafter shall not exceed such aggregate Draw Limit at the date of such Insurance Agreement Event of Default or Trigger Event (except for increases thereafter due to reimbursements of the RCCAs) and (b) at each subsequent Standard Termination Date with respect to any RCCA, the Draw Limit for each RCCA shall be reduced in order, starting with the RCCA having the earliest Effective Date and reducing the Draw Limit for such RCCA to zero before reducing the Draw Limit of the RCCA having the next earliest Effective Date, until the aggregate Draw Limit for all RCCAs under this Agreement is equal to the sum of (I) the aggregate par amount insured of Notes outstanding at such date and (II) the aggregate of the Spread Account Shortfalls and warehousing shortfalls (if any) with respect to the Other AmeriCredit Notes that were outstanding at the date of such Insurance Agreement Event of Default or Trigger Event, if such sum is less than such aggregate Draw Limit at such date. In addition, if an Insurance Agreement Event of Default or Trigger Event shall have occurred and be continuing, Financial Security may direct the Collateral Agent to release all or a portion of the amounts on deposit in outstanding RCCAs (the proceeds of which shall be distributed to the Lender Collateral Agent) and cancel any outstanding Spread Account Replacement Reinsurance (but only on a pro rata basis as between all outstanding RCCAs and all outstanding Spread Account Replacement Reinsurance) to the extent Financial Security determines in good faith that Financial Security's remaining exposure under the AmeriCredit Policies is investment grade based upon rating agency levels of coverage for expected losses without the benefit of such terminated RCCAs and Spread Account Replacement Reinsurance.

         Section 2.05. RECOVERIES. Financial Security in respect of its Policy Payments, all of Financial Security's quota share reinsurers of the AmeriCredit Policies, all of Financial Security's reinsurers participating in any loss layer with respect to the AmeriCredit Policies and all of Financial Security's reinsurers providing Spread Account Replacement Reinsurance that is not Subsequent Reinsurance shall first be reimbursed in full from recoveries for all Policy Payments, in the case of Financial Security, and all reinsurance policy payments, in the case of such reinsurers, before any reimbursement of withdrawals from any RCCA to the extent that such Policy Payments or reinsurance policy payments relate to coverage that is Excess of the Loss Protection provided by such RCCA. Thereafter, Financial Security shall deposit in such RCCA all recoveries received by Financial Security for Policy Payments for which withdrawals were made from an RCCA. If any such RCCA has been terminated, any such recoveries shall be distributed by the Collateral Agent to the Lender Collateral Agent. For purposes of the foregoing, reimbursement of withdrawals from any RCCA shall include interest only to the extent provided in the related Insurance and Indemnity Agreement in respect of such Policy Payments for which the withdrawals were made and only to the extent recoveries are sufficient therefor. Financial Security shall retain full discretion in exercising remedies in respect of the AmeriCredit Policies, including the right to terminate the Servicer and to designate a replacement Servicer and the right to amend or waive any provision of any Underlying Transaction Document, to the extent Financial Security has such rights under the Underlying Transaction Documents; provided that Financial Security shall act in good faith in doing so.

                                   ARTICLE III
                       SECURITY INTERESTS; THE COLLATERAL

         Section 3.01. GRANT OF SECURITY INTEREST BY THE SELLER.

                  (a) The Seller hereby pledges, assigns, grants, transfers and conveys to the Collateral Agent, on behalf of and for the benefit of Financial Security to secure its rights with respect to each Series for which such Person acting as Collateral Agent is designated as "COLLATERAL AGENT" herein or pursuant to an RCCA Supplement, a Lien on and security interest in, all of its right, title and interest in and to the following (all constituting Collateral hereunder):

                           (i) the RCCA Account Collateral;

                           (ii) all Security Accounts, accounts, all collateral paper, all documents, all general intangibles, all investments, and all inventory of the Seller; and

                           (iii) all distributions, revenues, products, substitutions, benefits, profits and proceeds, in whatever form of any of the foregoing.

                  (b) In order to effectuate the provisions and purposes of this Agreement, including for the purpose of perfecting the security interests granted hereunder, the Seller represents and warrants that it has, prior to the execution of this Agreement, executed and filed an appropriate Uniform Commercial Code financing statement sufficient to assure that the Collateral Agent, as agent for Financial Security, has a first priority perfected security interest in all Collateral with respect to the Series for which it is acting as Collateral Agent which can be perfected by the filing of a financing statement or has delivered to Financial Security a legal opinion acceptable to Financial Security to the effect that no filings are required to perfect the security interests granted hereunder.

         Section 3.02. PERFECTION. The Seller intends the security interests in favor of Financial Security to be prior to all other Liens in respect of the Collateral, and the Seller shall take all actions necessary to obtain and maintain, in favor of the Collateral Agent, for the benefit of Financial Security, a first lien on and a first priority, perfected security interest in the Collateral granted to the Collateral Agent. Subject to the provisions hereof specifying the rights and powers of Financial Security from time to time to control certain specified matters relating to the Collateral, Financial Security shall have all of the rights, remedies and recourse with respect to the Collateral afforded a secured party under the Uniform Commercial Code and all other applicable law in addition to, and not in limitation of, the other rights, remedies and recourse granted to Financial Security by this Agreement or any other law relating to the creation and perfection of liens on, and security interests in, the Collateral.

         Section 3.03. THE SELLER REMAINS LIABLE. The Security Interests are granted as security only and shall not (i) transfer or in any way affect or modify, or relieve the Seller from, any obligation to perform or satisfy, any term, covenant, condition or agreement to be performed or satisfied by the Seller under or in connection with this Agreement, the Insurance Agreement or any other Transaction Document to which it is a party or (ii) impose any obligation on any of Financial Security or a Collateral Agent to perform or observe any such term, covenant, condition or agreement or impose any liability on any of the Secured Parties or any Collateral Agent for any act or omission on its part relative thereto or for any breach of any representation or warranty on its part contained therein or made in connection therewith, except, in each case, to the extent provided herein and in the other Transaction Documents.

         Section 3.04.     SECURITY INTERMEDIARY.

         The Collateral Agent hereby undertakes and agrees to act as "SECURITY INTERMEDIARY" (as such term is defined in Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the "NEW YORK UCC")). In such capacity (the Collateral Agent in such capacity being herein sometimes referred to as the "SECURITIES INTERMEDIARY") and in accordance with Section 4.01(a) of this Agreement, the Securities Intermediary has established account number 6800047200 in the name of Bank One, N.A., as Trustee and Collateral Agent which account is the account referred to herein as the "SERIES [ ] RCCA." The Security Intermediary represents, warrants, acknowledges and agrees that:

                  (a) It shall not change the name or account number of the RCCA without the prior written consent of the Collateral Agent;

                  (b) All securities or other property underlying any financial assets deposited in or credited to the RCCA shall be registered in the name of the Securities Intermediary or the Collateral Agent or in blank or credited to another securities account or accounts maintained in the name of the Securities Intermediary, and in no case shall any financial asset deposited in or credited to the RCCA be registered in the name of the Seller except to the extent the foregoing have been specially indorsed to the Securities Intermediary in blank;

                  (c) All property delivered to the Securities Intermediary pursuant to this Agreement for deposit in or credit to the RCCA shall be promptly credited to the RCCA;

                  (d) The RCCA is a "SECURITIES ACCOUNT" as such term is defined in Section 8-501(a) of the New York UCC, and the Securities Intermediary agrees that each item of property (whether investment property, financial asset, security, instrument or cash) deposited in or credited to the RCCA shall be treated as a "FINANCIAL ASSET" within the meaning of Section 8-102(a)(9) of the New York UCC and that, subject to the terms of this Agreement, the Securities Intermediary will treat the Collateral Agent as entitled to exercise the rights that comprise any financial asset deposited in or credited to such RCCA; and

                  (e) If at any time the Securities Intermediary shall receive any order from the Collateral Agent directing transfer or redemption of any financial asset relating to the RCCA, the Securities Intermediary shall comply with such entitlement order without further consent by the Seller or any other person.

         Without limiting the generality Section 8.10 of this Agreement, the parties agree that the RCCA shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the New York UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction, and the RCCA (as well as all of the securities entitlements related thereto) shall be governed by the laws of the State of New York.

         Section 3.05.     MAINTENANCE OF COLLATERAL.

                  (a) SAFEKEEPING. The Collateral Agent agrees to maintain the Collateral received by it (or evidence thereof, in the case of book-entry securities in the name of the Collateral Agent) and all records and documents relating thereto at the office of the Collateral Agent specified in Section 8.05 hereof or such other address (unless all filings have been made to continue the perfection of the security interest in the Collateral to the extent such security interest can be perfected by filing a financing statement, as evidenced by an Opinion of Counsel delivered to Financial Security and the Administrative Agent), as may be approved by Financial Security. The Collateral Agent shall keep all Collateral and related documentation in its possession separate and apart from all other property that it is holding in its possession and from its own general assets and shall maintain accurate records pertaining to the RCCA Eligible Investments and each RCCA included in the Collateral in such a manner as shall enable the Collateral Agent and the Secured Parties to verify the accuracy of such record-keeping. The Collateral Agent's books and records shall at all times show that the Collateral is held by the Collateral Agent as agent of the Secured Parties and is not the property of the Collateral Agent. The Collateral Agent shall promptly report to Financial Security, the Administrative Agent and the Seller any failure on its part to hold the Collateral as provided in this Section 3.05(a) and shall promptly take appropriate action to remedy any such failure.

                  (b) ACCESS. The Collateral Agent shall permit each of Financial Security and the Administrative Agent, or their respective duly authorized representatives, attorneys, auditors or designees, to inspect the Collateral or the records relating to the Collateral in the possession of or otherwise under the control of the Collateral Agent pursuant hereto at such reasonable times during normal business hours as Financial Security or the Administrative Agent may reasonably request upon not less than one Business Day's prior written notice. The costs and expenses associated with any such inspection will be paid by the party making such inspection.

         Section 3.06.     TERMINATION AND RELEASE OF RIGHTS.

                  (a) On the date determined in accordance with Section 2.04 on which the amounts on deposit in a RCCA relating to a Series are no longer available to be drawn by Financial Security, the rights, remedies, powers, duties, authority and obligations conferred upon Financial Security pursuant to this Agreement in respect of the Collateral related to such Series shall terminate and be of no further force and effect and all rights, remedies, powers, duties, authority and obligations of Financial Security to the extent granted by this Agreement with respect to such Collateral shall be automatically released; PROVIDED that Section 5.06, Section
         5.07 and any other provisions of this Agreement which by their terms survive the termination of this Agreement and any indemnity provided to Financial Security herein shall survive such Insurer Termination Date.

                  (b) On the Final Termination Date with respect to a Series, the rights, remedies, powers, duties, authority and obligations conferred upon the Collateral Agent and Financial Security pursuant to this Agreement with respect to such Series shall terminate and be of no further force and effect and all rights, remedies, powers, duties, authority and obligations of the Collateral Agent and Financial Security with respect to the Collateral related to such Series shall be released in accordance with the provisions of this Section 3.06(b). On the Final Termination Date with respect to a Series, the Collateral Agent agrees, and Financial Security agrees, at the expense of the Seller or upon the arrangement of other means for payment of such expense acceptable to Financial Security, to execute such instruments of release, in recordable form if necessary, in favor of the Seller as the Seller may reasonably request, to deliver the related Collateral, if any, in its possession to the Seller, and to otherwise release the lien of this Agreement.

                                   ARTICLE IV

                      REPLACEMENT CASH COLLATERAL ACCOUNTS

         Section 4.01.     ESTABLISHMENT OF RCCAS, INITIAL DEPOSITS INTO RCCAS.

                  (a) If requested by the Seller in writing on or prior to the second Business Day prior to the Closing Date relating to a Series, the Collateral Agent shall establish on or prior to such Closing Date with respect to such Series, at its office or at another depository institution or trust company an Eligible Account, designated, "AFS FUNDING CORP. REPLACEMENT CASH COLLATERAL ACCOUNT - [INSERT SERIES DESIGNATION] - [INSERT BANK], AS COLLATERAL AGENT UNDER THE RCCA AGREEMENT." If any RCCA ceases to be an Eligible Account, the Collateral Agent shall, within five Business Days, establish a new Eligible Account for such Series.

                  (b) No withdrawals may be made of funds in any RCCA except as provided in Section 2.01, 4.01(c) and 4.03 of this Agreement. Except as specifically provided in this Agreement, funds in an RCCA shall not be commingled with funds in any other RCCA or with any other moneys. All moneys deposited from time to time in an RCCA and all investments made with such moneys shall be held by the Collateral Agent as part of the Collateral.

                  (c) On the Closing Date with respect to a Series, the Collateral Agent shall deposit the RCCA Deposit received from the Administrative Agent with respect to such Series, if any, into the related RCCA as directed in writing by the Seller. The Collateral

         Agent shall deposit all cash distributions with respect to the Collateral into the related RCCA. On each Distribution Date, the Collateral Agent shall pay all income (net of any investment losses) on investments of funds in the RCCAs to, or at the direction of, the Administrative Agent for application pursuant to the Lender Security Agreement; PROVIDED, HOWEVER, that to the extent on any such Distribution Date losses for the related period exceed gains for such period, such net loss shall be carried forward and applied to any future gains prior to the payment of any such proceeds to the Administrative Agent hereunder.

                  (d) Except as specifically provided herein, each RCCA shall be maintained by the Collateral Agent at all times separate and apart from any other account of the Seller, the Servicer or the Issuer. All income or loss on investments of funds in the RCCAs shall be reported by the Seller as taxable income or loss of the Seller.

         Section 4.02.     INVESTMENTS.

                  (a) Funds which may at any time be held in an RCCA shall be invested and reinvested by the Collateral Agent for such Series, at the written direction (which may include, subject to the provisions hereof, general standing instructions) of the Administrative Agent received by the Collateral Agent by 1:00 P.M., New York City time, on the Business Day prior to the date on which such investment shall be made, in one or more RCCA Eligible Investments in the manner specified in Section 4.02(c), PROVIDED that following the Lender Termination Date with respect to any Series, the Seller shall have the right to direct the investment of funds in the RCCA relating to such Series. If no written direction with respect to any portion of such RCCA is received by the Collateral Agent, the Collateral Agent shall invest such funds overnight in investments described in paragraph (d) of Eligible Investments, provided that the Collateral Agent shall not be liable for any loss or absence of income resulting from such investments.

                  (b) Each investment made pursuant to this Section 4.02 on any date shall mature not later than the Business Day immediately preceding the Distribution Date next succeeding the day such investment is made, except that (i) if Financial Security has given notice of a draw from the related RCCA or the Servicer's certificate provides notice thereof, then a portion of the amounts invested in such RCCA shall be invested on an overnight basis until the date of such draw and (ii) if the Draw Limit with respect to any RCCA is to be reduced on such Distribution Date, then a portion of investments in such RCCA equal to the amount of such reduction shall be invested on an overnight basis until the amount to be released from such RCCA in connection with such reduction is released.

                  (c) Subject to the other provisions hereof, the Collateral Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner which complies with Section 3.04 and the requirements of the definition of "RCCA ELIGIBLE INVESTMENTS."

                  (d) If amounts on deposit in any RCCA are at any time invested in an RCCA Eligible Investment payable on demand, the Collateral Agent shall (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such RCCA Eligible Investment is permitted to mature under the provisions hereof and (ii) demand payment of all amounts due thereunder promptly upon receipt of written notice from Financial Security to the effect that such investment does not constitute an RCCA Eligible Investment.

                  (e) All moneys on deposit in an RCCA, together with any deposits or securities in which such moneys may be invested or reinvested shall constitute Collateral hereunder subject to the Security Interest of Financial Security.

                  (f) Subject to Section 5.03 hereof, the Collateral Agent shall not be liable by reason of any insufficiency in any RCCA resulting from any loss on any Eligible Investment included therein.

         Section 4.03.     DISTRIBUTIONS; PRIORITY OF PAYMENTS.

                  (a) Prior to each Distribution Date, Financial Security will direct the Collateral Agent if there are any amounts to be distributed pursuant to Section 4.03(b) on such Distribution Date and the Collateral Agent shall notify the Seller and the Administrative Agent of such determination.

                  (b) On each Distribution Date, Financial Security shall be entitled to withdraw amounts from the RCCAs pursuant to Article 2.

                  (c) On each Distribution Date, if the amount on deposit in any RCCA exceeds the Draw Limit with respect thereto after giving effect to all distributions on such Distribution Date, then the Collateral Agent shall withdraw from such RCCA the amount of such excess and pay such amount to, or at the direction of, the Administrative Agent for application pursuant to the Lender Security Agreement.

                  (d) On the Insurer Termination Date for any Series, the Collateral Agent shall withdraw from the RCCA with respect to such Series an amount up to the outstanding Lender Insured Obligations with respect to such Series and pay it to, or at the direction of, the Administrative Agent for application pursuant to the Lender Security Agreement.

         Section 4.04.     GENERAL PROVISIONS REGARDING RCCAS.

                  (a) Promptly upon the establishment (initially or upon any relocation) of an RCCA hereunder, the Collateral Agent shall advise the Seller, the Administrative Agent and Financial Security in writing of the name and address of the depository institution or trust company where the RCCA has been established (if not Bank One or any successor Collateral Agent in its commercial banking capacity), the name of the officer of the depository institution who is responsible for overseeing such RCCA, the account number and the individuals whose names appear on the signature cards for such RCCA. The Seller shall cause each such depository institution or trust company to execute a written agreement, in form and substance satisfactory to Financial Security, waiving, and the Collateral Agent by its execution of this Agreement hereby waives (except to the extent expressly provided herein), in each case to the extent permitted under applicable law, (i) any banker's or other statutory or similar Lien, and (ii) any right of set-off or other similar right under applicable law with respect to such RCCA and any other RCCA and agreeing, and the Collateral Agent by its execution of this Agreement hereby agrees, to notify the Seller, Financial Security and the Administrative Agent of any charge or claim against or with respect to such RCCA. The Collateral Agent shall give the Seller, the Administrative Agent and Financial Security at least ten Business Days' prior written notice of any change in the location of such RCCA or in any related account information. If the Collateral Agent changes the location of any RCCA held by it, it shall change the location of the other RCCAs, so that all RCCAs held by it shall at all times be located at the same depository institution. Anything herein to the contrary notwithstanding, unless otherwise consented to by Financial Security in writing, none of the Seller, the Administrative Agent or the Collateral Agent shall have any right to change the location of any RCCA.

                  (b) Upon the written request of Financial Security, the Seller or Administrative Agent, the Collateral Agent shall cause, at the expense of the Seller, the depository institution at which any related RCCA is located to forward to the requesting party copies of all monthly account statements for such RCCA.

                  (c) If at any time any RCCA ceases to be an Eligible Account, the Collateral Agent with respect to such Series shall notify the Seller, Financial Security and the Administrative Agent of such fact and shall establish within 5 Business Days of such determination, in accordance with paragraph (a) of this Section, a successor RCCA thereto, which shall be an Eligible Account, at another depository institution acceptable to Financial Security and shall establish successor RCCAs with respect to all other RCCAs held by the Collateral Agent, each of which shall be an Eligible Account at the same depository institution.

                  (d) No passbook, certificate of deposit or other similar instrument evidencing a RCCA shall be issued, and all contracts, receipts and other papers, if any, governing or evidencing a RCCA shall be held by the Collateral Agent.

                  (e) Upon execution of this Agreement, each depository institution or trust company where the RCCA has been established and the Collateral Agent hereby waives (except to the extent expressly provided herein), in each case to the extent permitted under applicable law, (i) any banker's or other statutory or similar Lien, and (ii) any right of set-off or other similar right under applicable law with respect to such RCCA and any other RCCA.

         Section 4.05. REPORTS BY THE COLLATERAL AGENT. The Collateral Agent shall report to the Administrative Agent, Financial Security and the Seller on a monthly basis no later than each Determination Date with respect to the amount on deposit in each RCCA, the earnings on such amount for the period and the identity of the investments included therein as of the last day of the related Monthly Period.

         Section 4.06. RCCA SUPPLEMENTS. The parties hereto intend to enter into a Supplement substantially in the form of Exhibit A hereto (each, an "RCCA SUPPLEMENT") with respect to each Series, the Secured Obligations with respect to which are to be secured by Collateral held pursuant to the terms of this Agreement. Such RCCA Supplement shall appoint a Collateral Agent for the RCCA of such Series. Upon execution of an RCCA Supplement, each such RCCA Supplement shall form a part of this Agreement for all purposes hereof with respect to the related RCCA, all references to this Agreement shall mean this Agreement as supplemented by each RCCA Supplement, and the Collateral Agent designated in each RCCA Supplement shall be and become a party to this Agreement for all purposes hereof with respect to the related RCCA..

                                    ARTICLE V

                              THE COLLATERAL AGENT

         Section 5.01. APPOINTMENT AND POWERS. Subject to the terms and conditions hereof, Financial Security hereby appoints Bank One as Collateral Agent, and Bank One hereby accepts such appointment and agrees to act as Collateral Agent with respect to the Collateral for Financial Security, to maintain custody and possession of such Collateral (except as otherwise provided hereunder) and to perform the other duties of the Collateral Agent in accordance with the provisions of this Agreement. Financial Security hereby authorizes the Collateral Agent to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as Financial Security may direct and as are specifically authorized to be exercised by the Collateral Agent by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto. The Collateral Agent shall act upon and in compliance with the written instructions of Financial Security delivered pursuant to this Agreement promptly following receipt of such written instructions; provided that the Collateral Agent shall not act in accordance with any instructions
(i) which are in violation of the provisions of this Agreement or (ii) for which the Collateral Agent has not received reasonable indemnity. Receipt of such instructions shall not be a condition to the exercise by the Collateral Agent of its express duties hereunder, except where this Agreement provides that the Collateral Agent is permitted to act only following and in accordance with such instructions.

         Section 5.02. PERFORMANCE OF DUTIES. The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or as directed by Financial Security in accordance with this Agreement.

         Section 5.03. LIMITATION ON LIABILITY. Neither the Collateral Agent nor its directors, officers agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Collateral Agent shall be liable for its gross negligence, bad faith or willful misconduct; nor shall the Collateral Agent be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Seller of this Agreement or any of the Collateral (or any part thereof) or perfection thereof. Notwithstanding any term or provision of this Agreement, the Collateral Agent shall not incur any liability to the Seller or Financial Security for any action taken or omitted by the Collateral Agent in connection with the Collateral, except for gross negligence or willful misconduct on the part of the Collateral Agent, and, further, the Collateral Agent shall not incur any liability to Financial Security except for gross negligence or willful misconduct in carrying out its duties to Financial Security. Subject to Section 5.04, the Collateral Agent shall be protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Collateral Agent to be genuine and to have been duly executed by the appropriate signatory, and (absent actual knowledge to the contrary by a Responsible Officer of the Collateral Agent) the Collateral Agent shall not be required to make any independent investigation with respect thereto. The Collateral Agent shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder. The Collateral Agent may consult with counsel, and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the written advice of such counsel. The Collateral Agent shall not be under any obligation to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or to exercise any of the remedial rights or powers vested in it by this Agreement or to follow any direction from Financial Security unless it shall have received reasonable security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities which might be incurred by it in connection therewith.

         Section 5.04. RELIANCE UPON DOCUMENTS. In the absence of bad faith or gross negligence on its part, the Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

         Section 5.05.     SUCCESSOR COLLATERAL AGENT.

                  (a) MERGER. Any Person into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Collateral Agent is a party, shall (provided it is otherwise qualified to serve as the Collateral Agent hereunder) be and become a successor Collateral Agent hereunder and be vested with all of the title to and interest in the Collateral and all of the trusts, powers, discretions, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except to the extent, if any, that any such action is necessary to perfect, or continue the perfection of, the security interest of Financial Security in the Collateral.

                  (b) RESIGNATION. The Collateral Agent and any successor Collateral Agent may resign only (i) upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the

         Collateral Agent, and Financial Security does not elect to waive the Collateral Agent's obligation to perform those duties which render it legally unable to act or elect to delegate those duties to another Person, or (ii) with the prior written consent of Financial Security, such consent not to be unreasonably withheld. The Collateral Agent shall give not less than 60 days' prior written notice of any such permitted resignation by registered or certified mail to Financial Security and the Seller; PROVIDED, that such resignation shall take effect only upon the date which is the latest of (i) the effective date of the appointment of a successor Collateral Agent and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, (ii) delivery of the related Collateral to such successor to be held in accordance with the procedures specified in Article III hereof, and (iii) receipt by Financial Security of an Opinion of Counsel to the effect described in Section 6.02. Notwithstanding the preceding sentence, if by the contemplated date of resignation specified in the written notice of resignation delivered as described above no successor Collateral Agent or temporary successor Collateral Agent has been appointed Collateral Agent or becomes the Collateral Agent pursuant to subsection (d) hereof, the resigning Collateral Agent may petition a court of competent jurisdiction in New York, New York for the appointment of a successor.

                  (c) REMOVAL. The Collateral Agent may be removed by Financial Security at any time, with or without cause, by an instrument or concurrent instruments in writing delivered to the Collateral Agent and the Issuer. A temporary successor may be removed at any time to allow a successor Collateral Agent to be appointed pursuant to subsection (d) below. Any removal pursuant to the provisions of this subsection (c) shall take effect only upon the date which is the latest of (i) the effective date of the appointment of a successor Collateral Agent and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, (ii) delivery of the Collateral to such successor to be held in accordance with the procedures specified in Article III and
         Section 8.15 hereof and (iii) receipt by Financial Security and the Administrative Agent of an Opinion of Counsel to the effect described in Section 6.02.

                  (d) ACCEPTANCE BY SUCCESSOR. Financial Security shall have the sole right to appoint each successor Collateral Agent. Every temporary or permanent successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Seller an instrument in writing accepting such appointment hereunder and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all related Collateral to the successor Collateral Agent to be held in accordance with the procedures specified in Article III and Section 8.15 hereof, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor. Such predecessor shall, nevertheless, on the written request of either Financial Security or the Seller, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. In the event that any instrument in writing from the Seller or Financial Security is reasonably required by a successor Collateral Agent to more fully and certainly vest in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Collateral Agent, any and all such written instruments shall, at the request of the temporary or permanent successor Collateral Agent, be forthwith executed, acknowledged and delivered by the Issuer. The designation of any successor Collateral Agent and the instrument or instruments removing the Collateral Agent and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the related Collateral and, to the extent required by applicable law, filed or recorded by the successor Collateral Agent in each place where such filing or recording is necessary to effect the transfer of the related Collateral to the successor Collateral Agent or to protect or continue the perfection of the security interests granted hereunder.

         Section 5.06. INDEMNIFICATION. The Seller shall indemnify the Collateral Agent, its directors, officers, employees and agents for, and hold the Collateral Agent, its directors, officers, employees and agents harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) arising out of or in connection with the Collateral Agent's acting as Collateral Agent hereunder, except such loss, liability or expense as shall result from the gross negligence, bad faith or willful misconduct of the Collateral Agent or its officers, employees, directors or agents. The obligation of the Seller under this Section shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent.

         Section 5.07. COMPENSATION AND REIMBURSEMENT. The Seller agrees for the benefit of Financial Security and as part of the Secured Obligations (a) to pay to the Collateral Agent, from time to time, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a collateral trustee); and (b) to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of, or carrying out its duties and obligations under, this Agreement (including the reasonable compensation and fees and the expenses and disbursements of its agents, any independent certified public accountants and independent counsel), except any expense, disbursement or advances as may be attributable to gross negligence, bad faith or willful misconduct on the part of the Collateral Agent.

         Section 5.08. REPRESENTATIONS AND WARRANTIES OF BANK ONE. Bank One represents and warrants to the Seller and to Financial Security as follows:

                  (a) DUE ORGANIZATION. Bank One is a national banking association, duly organized, validly existing and in good standing under the laws of the United States and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

                  (b) CORPORATE POWER. Bank One has all requisite right, power and authority to execute and deliver this Agreement and to perform all of its duties as Collateral Agent hereunder.

                  (c) DUE AUTHORIZATION. The execution and delivery by Bank One of this Agreement, and the performance by Bank One of its duties hereunder, have been duly authorized by all necessary corporate proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by Bank One, or the performance by Bank One, of this Agreement.

                  (d) VALID AND BINDING AGREEMENT. Bank One has duly executed and delivered this Agreement and each other Transaction Document to which it is a party, and each of this Agreement and each such other Transaction Document constitutes the legal, valid and binding obligation of Bank One, enforceable against Bank One, in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         Section 5.09. WAIVER OF SETOFFS. The Collateral Agent hereby expressly waives any and all rights of setoff that the Collateral Agent may otherwise at any time have under applicable law with respect to any RCCA and agrees that amounts in the RCCAs shall at all times be held and applied without deduction for any counterclaims, defenses, recoupments or set-offs in accordance with the provisions hereof.

         Section 5.10. CONTROL BY FINANCIAL SECURITY. The Collateral Agent shall comply with notices and instructions given by the Seller only if accompanied by the written consent of Financial Security, except that if any default under this Agreement shall have occurred and be continuing, the Collateral Agent shall act upon and comply with notices and instructions given by Financial Security alone in the place and stead of the Seller. After the lien in favor of the Collateral Agent for the benefit of Financial Security is terminated, the Collateral Agent shall act upon and comply with the written instructions given by the Lender Collateral Agent.

                                   ARTICLE VI

                             COVENANTS OF THE SELLER

         Section 6.01. PRESERVATION OF COLLATERAL. Subject to the rights, powers and authorities granted to the Collateral Agent and Financial Security in this Agreement, the Seller shall take such action as is necessary and proper with respect to the Collateral in order to preserve and maintain such Collateral and to cause (subject to the rights of Financial Security) the Collateral Agent to perform its obligations with respect to such Collateral as provided herein. The Seller will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such instruments of transfer or take such other steps or actions as may be necessary, or required by Financial Security, to perfect the Security Interests granted hereunder in the Collateral, to ensure that such Security Interests rank prior to all other Liens and to preserve the priority of such Security Interests and the validity and enforceability thereof. Upon any delivery or substitution of Collateral, the Seller shall be obligated to execute such documents and perform such actions as are necessary to create in the Collateral Agent for the benefit of Financial Security a valid first Lien on, and valid and perfected, first priority security interest in, the Collateral so delivered and to deliver such Collateral to the Collateral Agent, free and clear of any other Lien together with satisfactory assurances thereof, and to pay any reasonable costs incurred by either Financial Security or the Collateral Agent (including its agents) or otherwise in connection with such delivery.

         Section 6.02. OPINIONS AS TO COLLATERAL. Not more than 90 days nor less than 30 days prior to (i) each May 1, commencing May 1, 2000, during the term of this Agreement and (ii) each date on which the Seller proposes to take any action contemplated by Section 6.05, the Seller shall, at its own cost and expense, furnish to Financial Security, the Administrative Agent and the Collateral Agent an Opinion of Counsel either (a) stating that, in the opinion of such counsel, such action has been taken with respect to the execution and filing of any financing statements and continuation statements and other actions as are necessary to perfect, maintain and protect the lien and security interest of the Collateral Agent (and the priority thereof) on behalf of Financial Security, with respect to such Collateral against all creditors of and purchasers from the Seller and reciting the details of such action, or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such perfected lien and security interest. Such Opinion of Counsel shall further describe each execution and filing of any financing statements and continuation statements and such other actions as will, in the opinion of such counsel, be required to perfect, maintain and protect the lien and security interest of the Collateral Agent, on behalf of Financial Security, with respect to such Collateral against all creditors of and purchasers from the Seller for a period, specified in such Opinion, continuing until a date not earlier than eighteen months from the date of such Opinion.

         Section 6.03. WAIVER OF STAY OR EXTENSION LAWS; MARSHALING OF ASSETS. The Seller covenants, to the fullest extent permitted by applicable law, that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Agreement or any absolute sale of the Collateral or any part thereof, or the possession thereof by any purchaser at any sale under Article VI of this Agreement; and the Seller, to the fullest extent permitted by applicable law, for itself and all who may claim under it, hereby waives the benefit of all such laws, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted. The Seller, for itself and all who may claim under it, waives, to the fullest extent permitted by applicable law, all right to have the Collateral marshaled upon any foreclosure or other disposition thereof.

         Section 6.04. NONINTERFERENCE, ETC. The Seller shall not (i) waive or alter any of its rights under the Collateral (or any agreement or instrument relating thereto) without the prior written consent of Financial Security; or
(ii) fail to pay any tax, assessment, charge or fee levied or assessed against the Collateral, or to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the Seller's right, title or interest in and to the Collateral or the Collateral Agent's lien on, and security interest in, the Collateral for the benefit of Financial Security; or
(iii) take any action, or fail to take any action, if such action or failure to take action, will interfere with the enforcement of any rights hereunder.

         Section 6.05.  SELLER CHANGES.

                  (a) CHANGE IN NAME, STRUCTURE, ETC. The Seller shall not change its name, identity or structure unless it shall have given each Financial Security, the Collateral Agent and the Administrative Agent at least 30 days' prior written notice thereof, shall have effected any necessary or appropriate assignments or amendments thereto and filings of financing statements or amendments thereto, and shall have delivered to the Collateral Agent and Financial Security an Opinion of Counsel of the type described in Section 6.02.

                  (b) RELOCATION OF THE SELLER. The Seller shall not change its principal executive office unless it gives Financial Security and the Collateral Agent at least 30 days' prior written notice of any relocation of its principal office. If the Seller relocates its principal office or principal place of business from Nevada, the Seller shall give prior notice thereof to Financial Security and the Collateral Agent and shall effect whatever appropriate recordations and filings are necessary and shall provide to Financial Security and the Collateral Agent an Opinion of Counsel, to the effect that, upon the recording of any necessary assignments or amendments to previously-recorded assignments and filing of any necessary amendments to the previously filed financing or continuation statements or upon the filing of one or more specified new financing statements, and the taking of such other actions as may be specified in such opinion, the security interests in the Collateral shall remain, after such relocation, valid and perfected.

                                   ARTICLE VII

                              REMEDIES UPON DEFAULT

         Section 7.01. REMEDIES UPON A FORECLOSURE EVENT OF DEFAULT OR OTHER DEFAULT. If a Foreclosure Event of Default with respect to this Agreement has occurred and is continuing, the Collateral Agent shall, at the direction of Financial Security, take whatever action at law or in equity as may appear necessary or desirable in the judgment of Financial Security to collect and satisfy all Insurer Secured Obligations (including, but not limited to, foreclosure upon the related

Collateral and all other rights available to secured parties under applicable law) or to enforce performance and observance of any obligation, agreement or covenant under this Agreement. If any default other than a Foreclosure Event of Default has occurred and is continuing, then Financial Security shall have all rights and remedies, other than set-off or foreclosure without judicial action provided to secured creditors at law or in equity and may take or instruct the Collateral Agent to take any legal action, other than set-off or foreclosure without judicial action, as may be available to secured creditors. Any default, breach of representation or breach of warranty under the Subordination Agreement and the Underlying Transaction Documents shall constitute a default hereunder. Upon a Foreclosure Event of Default, any Eligible Investment disposed of prior to maturity shall be sold in a recognized market for such Eligible Investment and for the best obtainable price on such market; and cash may be applied to satisfy the Insurer Secured Obligations.

         Section 7.02. WAIVER OF DEFAULT. Financial Security shall have the sole right, to be exercised in its complete discretion, to waive any default hereunder (except a default under Section 8.15) until the lien in favor of the Collateral Agent for the benefit of Financial Security is terminated by a writing setting forth the terms, conditions and extent of such waiver signed by Financial Security and delivered to the Collateral Agent, the Administrative Agent and AFS. Any such waiver shall be binding upon the Collateral Agent. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

         Section 7.03. RESTORATION OF RIGHTS AND REMEDIES. If the Collateral Agent has instituted any proceeding to enforce any right or remedy under this Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Agent, then and in every such case the Seller, the Collateral Agent and Financial Security shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of Financial Security shall continue as though no such proceeding had been instituted.

         Section 7.04. NO REMEDY EXCLUSIVE. No right or remedy herein conferred upon or reserved to the Collateral Agent or Financial Security is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise (but, in each case, shall be subject to the provisions of this Agreement limiting such remedies), and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Financial Security, and the exercise of or the beginning of the exercise of any right or power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.01. FURTHER ASSURANCES. Each party hereto shall take such action and deliver such instruments to any other party hereto, in addition to the actions and instruments specifically provided for herein, as may be reasonably requested or required to effectuate the purpose or provisions of this Agreement or to confirm or perfect any transaction described or contemplated herein.

         Section 8.02. WAIVER. Any waiver by any party of any provision of this Agreement or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Agreement by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect.

         Section 8.03. AMENDMENTS, WAIVERS. No amendment, modification, waiver or supplement to this Agreement or any provision of this Agreement shall in any event be effective unless the same shall have been made or consented to in writing by each of the parties hereto.

         Section 8.04. SEVERABILITY. In the event that any provision of this Agreement or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Agreement, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Collateral Agent, or Financial Security, hereunder is unavailable or unenforceable shall not affect in any way the ability of the Collateral Agent or any of Financial Security to pursue any other remedy available to it or them (subject, however, to the provisions of this Agreement limiting such remedies).

         Section 8.05. NOTICES. All notices, demands, certificates, requests and communications hereunder ("NOTICES") shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or
(d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

                   (i)     If to the Seller:

                           AFS Funding Corp.
                           639 Isbell Road, Suite 390
                           Reno, Nevada 89509

                           Attention: Chief Financial Officer

                           Telecopier No.: (702) 322-8808

                           with a copy to

                           AmeriCredit Corp.
                           801 Cherry Street, Suite 3900
                           Fort Worth, Texas  76102
                           Attention: Treasurer
                           Telecopier No.: (817) 302-7492

                   (ii)    If to Financial Security:


                           Financial Security Assurance Inc.
                           350 Park Avenue - 13th Floor
                           New York, New York 10022
                           Attention:       Transaction Oversight Department
                           Telecopier No.:     (212) 339-3518
                                               (212) 339-3529

                   (in each case in which notice or other communication to Financial Security refers to a Foreclosure Event of Default, a claim on the Policy or in which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head-Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

                   (iii)   If to Bank One as Collateral Agent:


                           Bank One Trust Company
                           100 Broad Street, 8th Floor
                           Columbus, OH 43215
                           Attention: Corporate Trust Office


                           Telecopier No.: (614) 248-5195


                   (iv)    If to Administrative Agent:


                           Credit Suisse First Boston, New York Branch
                           11 Madison Avenue
                           New York, New York 10010
                           Attention: Asset Finance


                           Telecopier No.: (212) 325-6677

A copy of each notice given hereunder to any party hereto shall also be given to (without duplication) Financial Security, the Administrative Agent, the Seller and the Collateral Agent. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

         Section 8.06. TERM OF THIS AGREEMENT. This Agreement shall take effect on the Closing Date of the Series 1999-D Notes and shall continue in effect until all amounts on deposit in the RCCAs have been distributed pursuant to the terms hereof. On such final distribution date, this Agreement shall terminate, all obligations of the parties hereunder shall cease and terminate, PROVIDED that the provisions of Sections 5.06 and 5.07 shall survive any termination of this Agreement.

         Section 8.07.  ASSIGNMENTS: THIRD-PARTY RIGHTS; REINSURANCE.

                  (a) This Agreement shall be a continuing obligation of the parties hereto and shall (i) be binding upon the parties and their respective successors and assigns, and (ii) inure to the benefit of and be enforceable by Financial Security and the Collateral Agent, and by their respective successors, transferees and assigns. The Seller may not assign this Agreement, or delegate any of its duties hereunder, without the prior written consent of Financial Security.

                  (b) Financial Security shall have the right (unless a Financial Security Default shall have occurred and be continuing) to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to any Policy issued in connection with a Series and each such participant or reinsurer shall be entitled to the benefit of any representation, warranty, covenant and obligation of each party (other than Financial Security) hereunder as if such participant or reinsurer was a party hereto and, subject only to such agreement regarding such reinsurance or participation, shall have the right to enforce the obligations of each such other party directly hereunder; PROVIDED, HOWEVER, that no such reinsurance or participation agreement or arrangement shall relieve Financial Security of its obligations hereunder or under any such Policy. In addition, nothing contained herein shall restrict Financial Security from assigning to any Person pursuant to any liquidity facility or credit facility any rights of Financial
         Security under this Agreement or with respect to any real or personal property or other interests pledged to Financial Security, or in which Financial Security has a security interest, in connection with the transactions contemplated hereby. The terms of any such assignment or participation shall contain an express acknowledgment by such Person of the condition of this Section and the limitations of the rights of Financial Security hereunder.

                  (c) The Lender Collateral Agent shall be a third party beneficiary of the agreements set forth in Section 8.15.

                  (d) The Administrative Agent shall be a third party beneficiary of this Agreement.

         Section 8.08. CONSENT OF FINANCIAL SECURITY. In the event that Financial Security's consent is required under the terms hereof or under the terms of any Transaction Document, it is understood and agreed that, except as otherwise provided expressly herein, the determination whether to grant or withhold such consent shall be made solely by Financial Security in its sole discretion.

         Section 8.09. TRIAL BY JURY WAIVED. Each of the parties hereto waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with this Agreement or any of the transactions contemplated hereunder. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement by among other things, this waiver.

         Section 8.10. GOVERNING LAW. This Agreement shall be governed by and construed, and the obligations, rights and remedies of the parties hereunder shall be determined, in accordance with the law of the State of New York.

         Section 8.11. CONSENTS TO JURISDICTION. Each of the parties hereto irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, any court in the state of New York located in the city and county of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and related to or in connection with this Agreement or the transactions contemplated hereunder or for recognition or enforcement of any judgment and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit or action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, each of the parties hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be litigated in or by such courts. The
Seller hereby irrevocably appoints and designates The Prentice-Hall
Corporation System, Inc., as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. The Seller agrees that service of such process upon such Person shall constitute personal service of such process upon it.

         Section 8.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

         Section 8.13. HEADINGS. The headings of sections and paragraphs and the Table of Contents contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.

         Section 8.14. NOTICES TO ADMINISTRATIVE AGENT. Prior to the issuance of any Series, Financial Security agrees to deliver to the Administrative Agent, if the rating on Financial Security's credit risk with respect thereto on a stand-alone basis is not rated at least Baa 3/BBB-, written notice of the actual rating.

         Section 8.15. DISCLAIMER OF FIDUCIARY DUTY. The Collateral Agent agrees to act as agent for the Lender Collateral Agent to hold the Collateral in order to perfect by possession the security interest granted by the Seller to the Lender Collateral Agent in the Collateral pursuant to the Lender Security Agreement. The Collateral Agent expressly disclaims any fiduciary duty to the Lender Collateral Agent and any of the Lenders with respect to the Collateral Agent's duties as the Collateral Agent for the Collateral. Neither the Lender Collateral Agent nor any Lender shall have any ability or power to direct the Collateral Agent in any manner whatsoever other than pursuant to this Section 8.15, PROVIDED, that upon the termination of the lien of the Collateral Agent for the benefit of Financial Security, the Collateral Agent shall act upon the instruction of the Lender Collateral Agent and shall deliver the Collateral in accordance with the written instruction of the Lender Collateral Agent. Subject to the terms of this Agreement and upon the instruction of Financial Security, the Collateral Agent may foreclose on the Collateral. Following the completion of the foreclosure, the Collateral Agent shall be released of all obligations in favor of the Lender Collateral Agent and the Lenders, other than the obligations to turn over possession of the remaining Collateral, if any, to the Lender Collateral Agent. In the event that the Collateral Agent has not foreclosed upon the Collateral, then upon the Final Insurance Termination Date, the Collateral Agent's sole obligation shall be to turn over possession of the remaining Collateral, if any, in accordance with the written instruction of the Lender Collateral Agent.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as amended and restated, as of the date set forth on the first page hereof.

                                   AFS FUNDING CORP.


                                   By:
                                       -------------------------------------
                                       Name:
                                       Title:


                                   FINANCIAL SECURITY ASSURANCE INC.


                                   By:
                                       -------------------------------------
                                       Name: Authorized Officer
                                       Title:

                                   CREDIT SUISSE FIRST BOSTON,
                                     NEW YORK BRANCH, as Administrative Agent


                                   By:
                                       -------------------------------------
                                       Name:
                                       Title:


                                   By:
                                       -------------------------------------
                                       Name:
                                       Title:


                                   BANK ONE, N.A., as Collateral Agent


                                   By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                   BANK ONE, N.A., as Securities Intermediary


                                   By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                   SCHEDULE I


                 AmeriCredit Automobile Receivables Trust 1996-C

                 AmeriCredit Automobile Receivables Trust 1996-D

                 AmeriCredit Automobile Receivables Trust 1997-A

                 AmeriCredit Automobile Receivables Trust 1997-B

                 AmeriCredit Automobile Receivables Trust 1997-C

                 AmeriCredit Automobile Receivables Trust 1997-D

                 AmeriCredit Automobile Receivables Trust 1998-A

                 AmeriCredit Automobile Receivables Trust 1998-B

                 AmeriCredit Automobile Receivables Trust 1998-C

                 AmeriCredit Automobile Receivables Trust 1998-D

                 AmeriCredit Automobile Receivables Trust 1999-A

                 AmeriCredit Automobile Receivables Trust 1999-B

                 AmeriCredit Automobile Receivables Trust 1999-C

                 AmeriCredit Automobile Receivables Trust 1999-D

                                                                      Exhibit A

                            SERIES [    ] SUPPLEMENT


                                 dated as of [       ]

                                      among

                                AFS FUNDING CORP.

                        FINANCIAL SECURITY ASSURANCE INC.

      CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, as Administrative Agent

                                       and

                      [           ], as Collateral Agent

                                       to

                  Replacement Cash Collateral Account Agreement

                          dated as of October 14, 1999

                                      among

                                AFS Funding Corp.

                        Financial Security Assurance Inc.

      Credit Suisse First Boston, New York Branch, as Administrative Agent

                                       and

                       Bank One, N.A., as Collateral Agent

     SERIES [    ] SUPPLEMENT TO REPLACEMENT CASH COLLATERAL ACCOUNT AGREEMENT

         This Series [  ] Supplement (this "Supplement"), dated as of [      ],
is by and among AFS FUNDING CORP., (the "Seller"), FINANCIAL SECURITY ASSURANCE INC., ("Financial Security"), CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH (the
"Administrative Agent") and [         ], (the "Collateral Agent"), under the
Replacement Cash Collateral Account Agreement, dated as October 14, 1999, among the parties thereto (the "RCCA Agreement"), as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof. Capitalized terms used in this Supplement and not otherwise specifically defined have the meanings given such terms in the RCCA Agreement.

                                    RECITALS

         WHEREAS, the parties hereto have executed the RCCA Agreement, which contemplates and provides for the execution and delivery of individual Series Supplements with respect to each Series (each, a "RCCA SUPPLEMENT"), for the purpose of identifying, describing and pledging Collateral related to a particular Series of notes or certificates, naming the Collateral Agent and stating the location of the RCCA;

         WHEREAS, AmeriCredit Automobile Receivables Trust [     ] (the "Series
[      ] Trust") is being formed contemporaneously herewith pursuant to a Trust
Agreement dated as of [        ], as amended and restated as of [      ] between
AFS Funding Corp and Bankers Trust (Delaware), as Owner Trustee (the "Series
[    ] Trust Agreement") and the parties hereto have executed the Underlying
Transaction Documents relating to such Series;

         WHEREAS, [    ] has been appointed Collateral Agent for the Series [ ]
RCCA;

         WHEREAS, upon execution of this Supplement, such Supplement shall form a part of the RCCA Agreement for all purposes thereof, all references to the RCCA Agreement shall include this Supplement thereto, and the Collateral Agent shall become a party to the RCCA Agreement for all purposes thereof with respect to this RCCA.

         NOW, THEREFORE, it is hereby agreed by and among the parties hereto as follows:

                                    ARTICLE I

                                   AGREEMENTS

         SECTION 1.1. DEFINITIONS. Each term used but not defined herein shall have the meaning assigned to such term in the RCCA Agreement.


         "COLLATERAL AGENT" means [     ], in its capacity as collateral agent
on behalf of Financial Security until a successor Person shall have become a Collateral Agent pursuant to Section 5.05(d) of the RCCA Agreement.

         "UNDERLYING TRANSACTIONS" when used in the singular, any of, and when used in the plural, all of, the transactions contemplated by each of the 1996-A Insurance and Indemnity Agreement, 1996-B Insurance and Indemnity Agreement, the 1996-C Insurance and Indemnity Agreement, the 1996-D Insurance and Indemnity Agreement, the 1997-A Insurance and Indemnity Agreement, the 1997-B Insurance and Indemnity Agreement, the 1997-C Insurance and Indemnity Agreement, the 1997-D Insurance and Indemnity Agreement, the 1998-A Insurance and Indemnity Agreement, the 1998-B Insurance and Indemnity Agreement, the 1998-C Insurance and Indemnity Agreement, 1998-D Insurance and Indemnity Agreement, the 1999-A Insurance and Indemnity Agreement, the 1999-B Insurance and Indemnity Agreement, the 1999-C Insurance and Indemnity Agreement, the 1999-D Insurance and Indemnity
Agreement, the [   ] Insurance and Indemnity Agreement, the 1996-A Sale and
Servicing Agreement, the 1996-B Sale and Servicing Agreement, the 1996-C Sale and Servicing Agreement, the 1996-D Sale and Servicing Agreement, the 1997-A Sale and Servicing Agreement, the 1997-B Sale and Servicing Agreement, the 1997-C Sale and Servicing Agreement, the 1997-D Sale and Servicing Agreement, 1998-A Sale and Servicing Agreement, the 1998-B Sale and Servicing Agreement, the 1998-C Sale and Servicing Agreement, 1998-D Sale and Servicing Agreement, the 1999-A Sale and Servicing Agreement, the 1999-B Sale and Servicing Agreement, the 1999-C Sale and Servicing Agreement, the 1999-D Sale and
Servicing Agreement, the [    ] Sale and Servicing Agreement, each insurance
and indemnity agreement and each sale and servicing agreement entered into in connection with a spread account which is subject to the Spread Account Agreement and all other transactions anticipated by the documents executed in connection with any of the foregoing.

                                   ARTICLE II

                                  MISCELLANEOUS

         SECTION 2.1. EXECUTION OF SUPPLEMENT. This Supplement may be executed in multiple counterparts, each of which shall constitute an original and all of which when taken together shall constitute one instrument.

         SECTION 2.2. INCORPORATION BY REFERENCE. In accordance with Section
4.06 of the RCCA Agreement, the covenants, representations and agreements provided for in the RCCA Agreement as set forth in their entirety are incorporated herein and are hereby in all respects ratified, confirmed and approved by the parties hereto and made applicable to this Supplement. The Collateral Agent appointed herein hereby agrees to be bound by the RCCA Agreement, as if it were a party thereto solely with respect to the Series
[   ] RCCA.

         SECTION 2.3. FURTHER ASSURANCES. Each party hereto shall take such action and deliver such instruments to any party hereto, in addition to the actions and instruments specifically provided herein, as may be reasonably requested or required to effectuate the purpose or provisions of this Supplement or to conform or perfect any transaction described or contemplated herein.

         SECTION 2.4. GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW (INCLUDING, WITHOUT

LIMITATION, THE UCC) OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties hereto has executed this Supplement by their respective duly authorized officers as of the day and year first above written.


                                       AFS FUNDING CORP., as Seller


                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:


                                       FINANCIAL SECURITY ASSURANCE INC.


                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:


                                       CREDIT SUISSE FIRST BOSTON, NEW YORK
                                       BRANCH, as Administrative Agent


                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:


                                       [           ], as Collateral Agent


                                       By:
                                          ----------------------------------
                                       Name:
                                       Title: